UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2003

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

395 Page Mill Road, Palo Alto, California 94306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On May 21, 2003, Agilent Technologies, Inc. announced the appointment of Koh Boon Hwee to its board of directors. Boon Hwee, who holds investments in a number of start-up companies, is an executive director of MediaRing Ltd., a Singapore-based communications company involved in Internet telephony technology, and Tech Group Asia, a manufacturer of plastic tools and components for the electronics and medical industries. He is also chairman of Singapore Airlines and on the board of U.S.-based BroadVision Inc.

     Boon Hwee, 52, was previously the chairman of Singapore Telecommunications. He also spent 14 years with Hewlett-Packard Company, where he served as HP’s first local managing director of operations in Singapore, and later, as the company’s Asia Pacific director of manufacturing and business development.

     Boon Hwee holds a Bachelor of Science degree from Imperial College, University of London, and an MBA from the Harvard Business School.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Marie Oh Huber

Name: Title:	Marie Oh Huber Vice President, Assistant Secretary and Assistant General Counsel

Date: May 23, 2003